Exhibit 10.21

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 1, 2020 (the “Amendment Effective Date”), is entered into by and among REPLIMUNE GROUP, INC., a Delaware corporation, and each of its Subsidiaries (other than Excluded Subsidiaries and the MSC Subsidiary) (individually and collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (collectively, the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent (in such capacity, “Agent”).

Borrower, Lender and Agent are parties to that certain Loan and Security Agreement, dated as of August 7, 2019 (the “Existing Loan Agreement”; and the Existing Loan Agreement, as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Borrower has requested that Agent and Lenders agree to certain amendments to the Existing Loan Agreement. Agent and Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1           Definitions; Interpretation.

(a)         Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)         Rules of Construction. The rules of construction that appear in Section 1.3 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2           Amendments to the Loan Agreement. The Loan Agreement shall be amended as follows effective as of the Amendment Effective Date:

(a)         Recitals. Recital A is hereby amended and restated in its entirety as follows:

“Borrower has requested the Lenders make available to Borrower term loans in an aggregate principal amount of up to Forty Million Dollars ($40,000,000) (collectively, the “Term Loan”); and”

(b)         Section 1.1 (New Definition). The following definition is added to Section 1.1 in its proper alphabetical order:

“Draw Milestone” means receipt by Agent, at the time of a request to draw the Tranche 4 Advance, of evidence satisfactory to Agent that Borrower has either (i) two ongoing registration-directed clinical studies in two distinct clinical indications, or (ii) one ongoing registration-directed clinical study and data from a completed registration-enabling clinical study in a distinct indication, in each case, which Lender determines in its reasonable discretion, supports a Biologics License Application filing as the next immediate developmental step.

(c)          Section 1.1 (Amended and Restated Definitions). The following definitions are hereby amended and restated as follows:

“Amortization Date” means September 1, 2022.

“Maximum Term Loan Amount” means Forty Million and No/100 Dollars ($40,000,000).

“Term Loan Advance” means each Tranche 1 Advance, Tranche 2 Advance, Tranche 3 Advance, Tranche 4 Advance and any other Term Loan funds advanced under this Agreement.”

(d)         Section 1.2 (Defined Terms). The following defined term is added to Section 1.2 in its proper alphabetical order:

“Tranche 4 Advance 2.2(a)”

(e)          Section 2.2. Clause (a) of Section 2.2 is hereby amended and restated in its entirety as follows:

“(a)           Advances. The Lenders severally (and not jointly) made a Term Loan Advance of Ten Million Dollars ($10,000,000) to Borrower on the Closing Date (the “Tranche 1 Advance”). Subject to the terms and conditions of this Agreement, beginning on October 1, 2020, and continuing through December 15, 2020, Borrower may request and the Lenders shall severally (and not jointly) make an additional Term Loan Advance in a principal amount of Ten Million Dollars ($10,000,000) (the “Tranche 2 Advance”). Subject to the terms and conditions of this Agreement, beginning on July 1, 2020, and continuing through June 30, 2021, Borrower may request and the Lenders shall severally (and not jointly) make an additional Term Loan Advance in a principal amount of Ten Million Dollars ($10,000,000) (the “Tranche 3 Advance”). Subject to the terms and conditions of this Agreement, beginning on July 1, 2021, and continuing through December 15, 2021, and subject to Borrower’s achievement of the Draw Milestone, Borrower may request and the Lenders shall severally (and not jointly) make an additional Term Loan Advance in a principal amount of Ten Million Dollars ($10,000,000) (the “Tranche 4 Advance”). Notwithstanding the foregoing, subject to the terms and conditions of this Agreement, and conditioned on approval by the Lenders’ investment committee in its sole discretion, any of the Tranche 2 Advance or Tranche 3 Advance may be drawn prior to the draw periods set forth above if such Advance is made to support corporate strategic initiatives of Borrower. The aggregate outstanding Term Loan Advances may be up to the Maximum Term Loan Amount.

(f)          Section 2.10. A new Section 2.10 is added after Section 2.9 to read as follows:

“2.10 Tranche 2 Unused Fee. In the event that Borrower (a) does not draw a Tranche 2 Advance or (b) this Agreement is terminated prior to a draw of the Tranche 2 Advance, Borrower shall pay to the Lenders, in the aggregate, a fee of One Hundred Thousand Dollars ($100,000) (the “Tranche 2 Unused Fee”) on the earliest to occur of (i) December 16, 2020, or (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full.

(g)          Schedule 1.1. Schedule 1.1 of the Loan Agreement is hereby amended and restated in its entirety with the attached Schedule 1.1.

(h)         References Within Existing Loan Agreement. Each reference in the Existing Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Existing Loan Agreement as amended by this Amendment.

SECTION 3           Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)             Agent shall have received:

(i)           this Amendment, executed by Agent, Lenders and Borrower;

(ii)          a facility charge of One Hundred Thousand Dollars ($100,000),

(iii)         a perfection certificate (the “Perfection Certificate”), executed by Borrower, in form and substance reasonably satisfactory to Agent;

(iv)        certified copy of resolutions of Borrower’s board of directors evidencing approval of this Amendment and other transactions evidenced hereby;

(v)           a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect; and

(vi)          such other documents as Agent may reasonably request.

(b)             On the Amendment Effective Date, after giving effect to the amendment of the Existing Loan Agreement contemplated hereby, (i) the representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and (ii) there exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4         Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower hereby confirms, as of the Amendment Effective Date, that (a) the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date; (b) there has not been and there does not exist a Material Adverse Effect; (c) that the information included in the Perfection Certificate delivered to Agent on the Amendment Effective Date is true and correct; (d) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; (e) the execution, delivery and performance of this Amendment by Borrower (i) will not result in the creation or imposition of any Lien upon the Collateral, (ii) do not violate any provisions of Borrower’s constitutional or governing documents, (iii) do not violate any material law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) do not violate any material contract or agreement or require the consent or approval of any other Person which has not already been obtained; and (f) no Event of Default has occurred and is continuing.

SECTION 5         Miscellaneous.

(a)             Performance Milestone. Agent and Lenders acknowledge that Borrower has achieved the Performance Milestone as of the Amendment Effective Date.

(b)             Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i)            Except as expressly amended pursuant hereto or referenced herein, the Existing Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii)           Borrower hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Existing Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Existing Loan Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Existing Loan Agreement, including without limitation any Term Loans funded on or after the date hereof, as of the date hereof, and with effect from (and including) the date hereof, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Existing Loan Agreement, as amended by this Amendment, and the other Loan Documents, and (4) agrees that the Existing Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

(iii)          This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this

Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Existing Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and Lenders) security titles to or other liens on any Collateral for the Secured Obligations.

(c)           Conditions. For purposes of determining compliance with the conditions specified in Section 3, Lenders that have signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to Lenders unless Agent shall have received notice from Lenders prior to the Amendment Effective Date specifying its objection thereto.

(d)           Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or the transactions thereunder or related thereto. Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

(e)           No Reliance. Borrower hereby acknowledges and confirms to Agent and Lenders that such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(f)            Costs and Expenses. Borrower agrees to pay to Agent on the Amendment Effective Date the reasonable and documented out-of-pocket costs and expenses of Agent and Lenders party hereto, and the reasonable and documented fees and disbursements of counsel to Agent and Lenders party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date.

(g)           Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(h)         Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(i)           Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(j)          Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(k)         Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(l)           Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

(m)        Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

REPLIMUNE GROUP, INC.

Signature:	/s/ Philip Astley-Sparke

Print Name:	Philip Astley-Sparke

Title:	Chief Executive Officer

REPLIMUNE, INC.

Signature:	/s/ Philip Astley-Sparke

Print Name:	Philip Astley-Sparke

Title:	Treasurer and Secretary

REPLIMUNE LIMITED

Signature:	/s/ Philip Astley-Sparke

Print Name:	Philip Astley-Sparke

Title:	Director

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[Signature Page to First Amendment to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/Jennifer Choe

Print Name:	Jennifer Choe

Title:	Associate General Counsel

LENDERS:

HERCULES CAPITAL, INC.

Signature:	/s/Jennifer Choe

Print Name:	Jennifer Choe

Title:	Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1

Signature:	/s/Jennifer Choe

Print Name:	Jennifer Choe

Title:	Associate General Counsel

[Signature Page to First Amendment to Loan and Security Agreement]

SCHEDULE 1.1

COMMITMENTS

LENDERS	TRANCHE	TERM COMMITMENT	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Hercules Capital Funding Trust 2019-1	Tranche 1	$10,000,000	13/H/376642/DTTP USA
Hercules Capital, Inc.	Tranche 2	$10,000,000	13/H/370777/DTTP USA
Hercules Capital, Inc.	Tranche 3	$10,000,000	13/H/370777/DTTP USA
Hercules Capital, Inc.	Tranche 4	$10,000,000	13/H/370777/DTTP USA
TOTAL COMMITMENTS		$40,000,000